Exhibit 99.1

PTEK Holdings Reports First Quarter 2003 Revenue of $89.2 Million and $0.09 Diluted EPS from Continuing Operations

    ATLANTA--(BUSINESS WIRE)--April 29, 2003--

          Income from Continuing Operations More than Doubles
                          to $4.8M from $2.1M

    Ptek Holdings, Inc. (NASDAQ: PTEK)(www.ptek.com), a leading provider of enhanced multimedia communications services, today announced results for the first quarter ended March 31, 2003:


Financial Summary (unaudited)
(In thousands, except per share data)
                                               Three Months Ended
                                            31-Mar-03      31-Mar-02
                                          -------------  -------------

  Revenue                                    $  89,220      $  83,321
  Operating Income                           $  10,668      $   5,944
  Income from Continuing Operations          $   4,779      $   2,080
  Diluted EPS from Continuing Operations     $    0.09      $    0.04


    Revenue from continuing operations was $89.2 million for the quarter compared to $83.3 million in the first quarter of 2002. Income from continuing operations increased to $4.8 million in the first quarter of 2003 from $2.1 million in the year ago period. Diluted EPS from continuing operations increased to $0.09 from $0.04 in the first quarter of 2002. EBITDA(a) was $18.5 million in the first quarter of 2003 versus $15.7 million in the first quarter of 2002.

    Ptek's accomplishments in 2003 include:

    -- Transactional and new services at Xpedite accounted for more than 33% of total operating unit revenue in the quarter.

    -- Premiere Conferencing set new daily, weekly and monthly volume records during the quarter.

    -- Expanded the suite of services at Premiere Conferencing with the addition of ReadyConference(R) EuroMeeting(SM),
        VisionCast(R) Meeting, VisionCast seats (subscription-based pricing model) and the roll-out of VisionCast in Europe.

    -- Repurchased 159,700 shares of the company's common stock during the quarter, increasing the total number of shares acquired since announcing the repurchase program in June of 2000 to 4,255,500.

    -- In April, repurchased $30.0 million face value of the company's convertible notes at a discount to par.

    "Obviously we are pleased with the first quarter results from both operating units," stated Boland T. Jones, Founder, Chairman and CEO of Ptek Holdings. "We are on plan to achieve our goals for the year in terms of revenue, net income and earnings per share. We continue to bring to our customers innovative new solutions to their communications issues, and that, I believe, will serve us well in the long term."



Operating Units' Performance

Premiere Conferencing (www.premconf.com)
(In thousands)


                                                Three Months Ended
                                               31-Mar-03   31-Mar-02
                                               ---------- ------------
Premiere Conferencing
   Revenue                                      $ 36,574    $  33,317
   Gross Profit %                                   82.0%        84.3%
   Contribution Margin %                            60.1%        58.5%

    Premiere Conferencing's first quarter 2003 revenue grew 9.8%, totaling $36.6 million versus $33.3 million in the year ago period.
    Total conferencing minutes grew 47% during the quarter compared to the first quarter of 2002. Automated services accounted for 74% of total operating unit revenue, up from 68% during the first quarter of 2002. Web collaboration revenue increased 41% year-over-year, and the new Auditorium(SM) service, introduced in the second quarter last year, continued to gain market acceptance with revenues up 98% sequentially from the fourth quarter of 2002.
    Premiere Conferencing continued to expand its corporate customer base, adding more than 950 new domestic customers over the preceding quarter, including CIGNA Corporation, Danka Business Systems, Delta Air Lines, Lam Research Corporation and Purolator Courier. The operating unit also added numerous international customers, including QUALCOMM, Inc., ChevronTexaco Corp., and Air France.



Xpedite (www.xpedite.com)
(In thousands)


                                            Three Months Ended
                                        31-Mar-03          31-Mar-02
                                      --------------    --------------
Xpedite
   Revenue                             $    52,693        $    50,004
   Gross Profit %                             79.5%              76.9%
   Contribution Margin %                      69.4%              67.9%

    Revenue at the Xpedite operating unit grew 5.4% during the first quarter of 2003, totaling $52.7 million versus $50.0 million in the year ago period.
    Xpedite delivered 572 million messages during the quarter, an increase of 8% from the number of messages delivered in the first quarter of 2002. messageREACH(SM) volume for the first quarter of 2003 was up 188% over the first quarter of 2002, and voiceREACH(SM) volume increased 164% over the same period. Revenue from new services reached $8.3 million in the quarter.
    During the quarter Xpedite added a significant number of new customer accounts, including Accenture Ltd., GlaxoSmithKline PLC and Bayer AG.

    Financial Guidance

    The following statements are based on Ptek's current expectations as of April 29, 2003. These statements are forward-looking statements and actual results may differ materially. The company assumes no duty to update any forward-looking statements made in this press release. A discussion concerning forward-looking statements is included at the end of this press release and in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.
    Based on the Company's first quarter performance, Ptek remains comfortable with the financial guidance it previously provided in its earnings release dated February 25, 2003.

    About Ptek Holdings, Inc.

    Ptek Holdings, Inc. (NASDAQ: PTEK) is a leading provider of tailored business communications solutions that enable global enterprises to better communicate with constituents, acquire and retain customers and automate business processes. These solutions, which include conferencing, Web collaboration and messaging, are marketed under the Premiere Conferencing and Xpedite brand names.
    Ptek Holdings' corporate headquarters is located at 3399 Peachtree Road NE, The Lenox Building, Atlanta, GA 30326. Additional information can be found at www.ptek.com.

    (a) EBITDA is defined as income from continuing operations before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, operating cash flows, is attached.

    Conference Call

    The Company will hold a conference call to discuss this release at 8:30 a.m. EDT on April 30, 2003. To participate, please call the following numbers 5-10 minutes prior to the scheduled start time:
800-289-0529 (U.S. & Canada) or 913-981-5523 (International). The call will be simultaneously broadcast over the Internet via SoundCast(R), a Premiere Conferencing service, and can be found at http://www.ptek.com/invest/invest.cfm. A replay of the conference call will be available immediately following the call through midnight May 9, and may be accessed by following the above link or by dialing 888-203-1112 (U.S. and Canada) or 719-457-0820 (International). The
confirmation code is 341092.

    Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the 'safe harbor' provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Ptek's forward-looking statements, including the following factors: competitive pressures among communications services providers, including pricing pressures, may increase significantly; Ptek's ability to respond to rapid technological change, the development of alternatives to its products and services and the risk of obsolescence of its products, services and technology; market acceptance of new products and services; Ptek's ability to manage its growth; costs or difficulties related to the integration of businesses and technologies, if any, acquired or that may be acquired by Ptek may be greater than expected; expected cost savings from past or future mergers and acquisitions may not be fully realized or realized within the expected time frame; revenues following past or future mergers and acquisitions may be lower than expected; operating costs or customer loss and business disruption following past or future mergers and acquisitions may be greater than expected; the success of Ptek's strategic relationships, including the amount of business generated and the viability of the strategic relationships, may not meet expectations; possible adverse results of pending or future litigation or adverse results of current or future infringement claims; Ptek's ability to service, repay or refinance all or a portion of its convertible notes issued to the public, which mature on July 1, 2004; the failure of the purchaser to pay the liabilities assumed in, or incurred after, the sale of the Voicecom business unit; risks associated with interruption in Ptek's services due to the failure of the platforms and network infrastructure utilized in providing its services; Ptek's services may be interrupted and its costs may increase due to the filing by WorldCom and Global Crossing for protection under Chapter 11 of the United States Bankruptcy Code; domestic and international terrorist activity, war and political instability may adversely affect the level of services utilized by Ptek's customers and the ability of those customers to pay for services utilized; risks associated with expansion of Ptek's international operations; general economic or business conditions, internationally, nationally or in the local jurisdiction in which Ptek is doing business, may be less favorable than expected; legislative or regulatory changes may adversely affect the business in which Ptek is engaged; and changes in the securities markets may negatively impact Ptek. "EBITDA" is not a standard accounting term as defined by generally accepted accounting principles and may not be comparable to similarly titled measures reported by other companies. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the Company's forward-looking statements, please refer to the Company's filings with the Securities and Exchange Commission, especially in the "Risk Factors Affecting Future Performance" included in the Management's Discussion and Analysis section of the Company's Form 10-K for the fiscal year ended December 31, 2002 and in subsequent filings filed with the Securities and Exchange Commission.


                 PTEK HOLDINGS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS
              THREE MONTHS ENDED MARCH 31, 2003 AND 2002
               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   Three Months
                                            --------------------------
                                              March 31,     March 31,
                                                2003          2002
                                            ------------  ------------
                                             (Unaudited)   (Unaudited)

REVENUES                                    $    89,220   $    83,321
TELECOMMUNICATIONS COSTS                         17,356        16,801
                                            ------------  ------------
GROSS PROFIT                                     71,864        66,520

DIRECT OPERATING COSTS                           13,316        13,080
                                            ------------  ------------
CONTRIBUTION MARGIN                              58,548        53,440
                                            ------------  ------------

OTHER OPERATING EXPENSES:
 Selling and marketing                           24,264        22,269
 General and administrative                      13,496        12,850
 Research and development                         2,004         2,207
 Depreciation                                     5,533         5,234
 Amortization                                     1,999         3,791
 Equity based compensation                          584         1,145
                                            ------------  ------------
   Total operating expenses                      47,880        47,496
                                            ------------  ------------

OPERATING INCOME                                 10,668         5,944
                                            ------------  ------------

OTHER INCOME (EXPENSE):
 Interest expense                                (2,809)       (3,016)
 Interest income                                    244           134
 Gain on sale of marketable securities                -           789
 Other, net                                         281           (30)
                                            ------------  ------------
   Total other income (expense)                  (2,284)       (2,123)
                                            ------------  ------------

INCOME FROM CONTINUING OPERATIONS BEFORE
 INCOME TAXES                                     8,384         3,821
INCOME TAX EXPENSE                                3,605         1,741

                                            ------------  ------------
INCOME FROM CONTINUING OPERATIONS           $     4,779   $     2,080
                                            ============  ============

DISCONTINUED OPERATIONS:
   Loss from operations from Voicecom
    (including loss on disposal of $12,625
    in 2002)                                          -       (18,454)
   Income tax benefit                                 -        (6,459)
                                            ------------  ------------
    Loss on discontinued operations                   -       (11,995)
                                            ------------  ------------

NET INCOME (LOSS)                           $     4,779   $    (9,915)
                                            ============= ============

BASIC AND DILUTED EARNINGS (LOSS) PER
 SHARE:
   Continuing operations                    $      0.09   $      0.04
   Discontinued operations                  $         -   $     (0.23)
                                            ------------  ------------
   Net Income (Loss)                        $      0.09   $     (0.19)
                                            ============= ============

WEIGHTED AVERAGE SHARES OUTSTANDING:
   BASIC                                         52,711        52,848
                                            ============= ============

   DILUTED                                       54,871        55,361
                                            ============= ============




                 PTEK HOLDINGS, INC AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
                 MARCH 31, 2003 AND DECEMBER 31, 2002
                  (IN THOUSANDS, EXCEPT SHARE DATA)

                                              March 31,   December 31,
                                                 2003         2002
                                             ------------ ------------
                                             (Unaudited)
ASSETS
CURRENT ASSETS
 Cash and equivalents                        $    52,788  $    68,777
 Restricted cash                                   5,000            -
 Marketable securities, available for sale           677          641
 Accounts receivable (less allowances of
   $7,386 and $7,074, respectively)               56,751       51,909
 Prepaid expenses and other                        9,741        8,872
 Deferred income taxes, net                       14,748       15,801
                                             ------------ ------------
Total current assets                             139,705      146,000
                                             ------------ ------------

PROPERTY AND EQUIPMENT, NET                       61,932       63,148

OTHER ASSETS
 Goodwill                                        123,066      123,066
 Intangibles, net                                 16,051        7,802
 Deferred income taxes, net                        5,420        6,648
 Notes receivable - employees                      2,005        2,083
 Other assets                                      3,113        3,346
                                             ------------ ------------
                                             $   351,292  $   352,093
                                             ============ ============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts payable                            $    34,966  $    37,110
 Accrued taxes                                     8,658        8,250
 Accrued expenses                                 27,075       32,319
 Current maturities of long term debt &
  capital lease obligations                        4,494        4,320
 Accrued restructuring costs                       1,608        1,898
                                             ------------ ------------
Total current liabilities                         76,801       83,897
                                             ------------ ------------

LONG TERM LIABILITIES
 Convertible subordinated notes                  172,500      172,500
 Long term debt & capital lease obligations        2,100        3,407
 Other accrued expenses                           10,904        7,951
                                             ------------ ------------
Total long term liabilities                      185,504      183,858
                                             ------------ ------------

SHAREHOLDERS' EQUITY
Common stock $0.01 par value; 150,000,000
 shares authorized,
 58,789,975 and 58,733,628 shares issued in
 2003 and 2002 and 53,437,475 and 53,540,828
 shares outstanding in 2003 and 2002,
  respectively                                       587          587
Unrealized gain on marketable securities             298          276
Additional paid-in capital                       604,113      603,883
Unearned restricted stock compensation            (1,468)      (1,913)
Treasury stock, at cost                          (22,739)     (22,112)
Note receivable, shareholder                      (5,117)      (5,042)
Cumulative translation adjustment                 (2,935)      (2,810)
Accumulated deficit                             (483,752)    (488,531)
                                             ------------ ------------
Total shareholders' equity                        88,987       84,338
                                             ------------ ------------
                                             $   351,292  $   352,093
                                             ============ ============

                 PTEK HOLDINGS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS
              THREE MONTHS ENDED MARCH 31, 2003 AND 2002
                            (IN THOUSANDS)


                                                    Three Months
                                               March 31,    March 31,
                                                 2003         2002
                                             ------------ ------------
                                              (Unaudited)  (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
   Net Income
    (Loss)                                   $     4,779  $    (9,915)
  Adjustments to reconcile net loss to net cash provided
   by operating activities:
   Loss on discontinued operation                      -       11,995
   Depreciation                                    5,533        5,234
   Amortization                                    1,999        3,791
   Gain on sale of marketable securities,
    available for sale                                 -         (789)
   Deferred income taxes                           2,266        1,741
   Payments for restructuring costs                 (290)      (1,039)
   Equity based compensation                         584        1,145
   Changes in assets and liabilities:
      Accounts receivable, net                    (4,841)      (9,568)
      Prepaid expenses and other                    (559)       9,098
      Accounts payable and accrued expenses       (9,101)     (22,571)
                                             ------------ ------------
                Total adjustments                 (4,409)        (963)
      Net cash provided by (used in)
       operating activities from continuing
       operations                                    370      (10,878)
      Net cash provided by operating
       activities from discontinued
       operations                                      -          164
                                             ------------ ------------
                Total cash provided by (used
                 in) operating activities            370      (10,714)
                                             ------------ ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Capital
    expenditures                                  (2,723)      (3,180)
   Proceeds from sale of business                      -        7,248
   Business acquisitions                          (6,382)           -
   Increase in restricted cash for
    acquisitions                                  (5,000)           -
   Sale of marketable securities                       -          875
                                             ------------ ------------
      Net cash (used in) provided by
       investing activities from continuing
       operations                                (14,105)       4,943
      Net cash used in investing activities
       from discontinued operations                    -         (155)
                                             ------------ ------------
                Net cash (used in) provided
                 by investing activities         (14,105)       4,788
                                             ------------ ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Principal payments under borrowing
    arrangements                                  (1,133)        (670)
   Purchase of treasury stock, at cost              (627)         (41)
   Exercise of stock options                          91           22
                                             ------------ ------------
      Net cash used in financing activities
       from continuing operations                 (1,669)        (689)
      Net cash used in financing activities
       from discontinued operations                    -       (1,086)
                                             ------------ ------------
                Total cash used in financing
                 activities                       (1,669)      (1,775)
                                             ------------ ------------

Effect of exchange rate changes on cash and
 equivalents                                        (585)         431
                                             ------------ ------------
NET DECREASE IN CASH AND EQUIVALENTS             (15,989)      (7,270)
                                             ------------ ------------
CASH AND EQUIVALENTS, beginning of period         68,777       48,023
                                             ------------ ------------
CASH AND EQUIVALENTS, end of period          $    52,788  $    40,753
                                             ============ ============




           PTEK HOLDINGS, INC AND SUBSIDIARIES
    RECONCILIATION OF EBITDA TO OPERATING CASH FLOWS
                (IN THOUSANDS, UNAUDITED)
                                                    Three Months
                                             -------------------------
                                               March 31,    March 31,
                                                 2003         2002
                                             ------------ ------------
                                              (Unaudited)  (Unaudited)

EBITDA                                       $    18,481  $    15,728
Add:
      Equity Based Compensation                      584        1,145
      Movement in prepaids and  other assets        (559)       9,098
      Movement in accounts receivable, net        (4,841)      (9,568)
      Movement in accruals and other
       liabilities                                (9,391)     (23,610)
      Deferred Income tax movement                 2,266        1,741
Less:
      Gain on sale of marketable securities            -         (789)
      Interest, net                               (2,565)      (2,882)
      Tax expense                                 (3,605)      (1,741)

                                             ------------ ------------
Net cash provided by (used in) operating
 activities from continuing operations       $       370  $   (10,878)
                                             ============ ============

    CONTACT: Ptek Holdings, Inc., Atlanta
             Investor Relations
             Sean O'Brien, 404/262-8462